UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 14, 2004

SONTRA MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(508) 553-8850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

During the period from July 1, 2004 through September 30, 2004, Sontra Medical Corporation issued and sold an aggregate of 1,144,908 shares of Common Stock pursuant to the exercise of outstanding Common Stock Purchase Warrants. Pursuant to the terms of the warrants, the warrant holders paid exercise prices ranging from $1.20 to $1.50 per share to us in connection with such exercises, for an aggregate purchase price of approximately $1,663,390. The shares of Common Stock were issued and sold to the warrant holders in reliance on Section 4(2) of the Securities Act of 1933, as amended, as a sale by the issuer not involving a public offering. No underwriters were involved with the issuance and sale of the shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

	By:	/s/ Sean F. Moran
Date: October 19, 2004		Sean F. Moran
Chief Financial Officer
(Principal Financial and Accounting Officer)